AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 2000
                                                      REGISTRATION NO. 33-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                        INTERSCIENCE COMPUTER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                California                             95-3880130
    ---------------------------------          -----------------------------
      (State or other jurisdiction             (I.R.S. Employee I.D. Number)
    of incorporation or organization)


        600 HAMPSHIRE ROAD, SUITE 105, WESTLAKE VILLAGE, CALIFORNIA 91361
        -----------------------------------------------------------------
           (Address of Principal Executive Office, including Zip Code)

                             2000 STOCK OPTION PLAN
                  WARRANTS FOR CERTAIN EMPLOYEES, DIRECTORS AND
                CONSULTANTS OF INTERSCIENCE COMPUTER CORPORATION
                   SERVICES AGREEMENT WITH DOVEL & LUNER, LLP
                ------------------------------------------------
                          (Full title of the agreement)

                                 (805) 370-3100
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                             DAVID L. FICKSMAN, ESQ.
                                 LOEB & LOEB LLP
                       1000 WILSHIRE BOULEVARD, SUITE 1800
                          LOS ANGELES, CALIFORNIA 90017
                                 (213) 688-3698

                         CALCULATION OF REGISTRATION FEE

==============================================================================================
                                      Proposed maximum     Proposed maximum      Amount of
Title of securities   Amount to be     offering price         aggregate        registration
  to be registered    registered(1)      per unit(2)        offering price          fee
----------------------------------------------------------------------------------------------
    Common Stock        1,677,500          $4.1875          $7,024,531.25        $1,854.48
==============================================================================================


(1) This Registration Statement shall also cover any additional shares of common stock which becomes issuable under the Plans or Warrants being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based on the average of the high and low prices on May 12, 2000.

                             INTRODUCTORY STATEMENT

        Interscience Computer Corporation, a California corporation, hereby files this registration statement on Form S-8 relating to (1) up to 1,400,000 shares of our common stock issuable in connection with our 2000 Stock Option Plan (the "2000 Stock Option Plan"), (2) 40,000 shares of our common stock issuable pursuant to a warrant granted to Joel Weinberg, Esq. in exchange for legal services provided by Mr. Weinberg to Interscience, (3) 10,000 shares of our common stock issuable pursuant to a warrant granted to Steve Biegenzahn, Esq. in exchange for legal services provided by Mr. Biegenzahn to Interscience,
(4) 40,000 shares of our common stock issuable pursuant a Services Agreement between Interscience and Dovel & Luner, LLP in exchange for legal services provided by Dovel & Luner, LLP to Interscience (5) 12,500 shares of our common stock issuable pursuant to a warrant granted to Barry Lederman, an employee of Interscience, (6) 12,500 shares of our common stock issuable pursuant to a warrant granted to Neil Murvin, an employee of Interscience (7) 12,500 shares of our common stock issuable pursuant to a warrant granted to Chic Vitagliano, an employee of Interscience, (8) 50,000 shares of our common stock issuable pursuant to a warrant granted to Joseph R. Mancuso, a director of Interscience as of the date of the issuance of such warrant, (9) 50,000 shares of our common stock issuable pursuant to a warrant granted to George Harmon, a director of Interscience as of the date of the issuance of such warrant, and (10) 50,000 shares of our common stock issuable pursuant to a warrant granted to Norman Baker, a director of Interscience. Also, this registration statement is intended to register for reoffer and/or resale shares of common stock that may be acquired in the future under the 2000 Stock Option Plan and the warrant issued to Norman Baker (as described above) by affiliates of Interscience, as defined by Rule 405 under the Securities Act.

        The materials constituting the reoffer prospectus have been prepared pursuant to Part I of Form S-3, in accordance with General Instruction C to Form S-8.

REOFFER PROSPECTUS

                        INTERSCIENCE COMPUTER CORPORATION

                                  Common Stock
                             Up to 1,450,000 Shares

        This Prospectus relates to the resale of (1) up to 1,400,000 shares of common stock of Interscience Computer Corporation that may be acquired pursuant to our 2000 Stock Option Plan and (2) 50,000 shares of common stock of Interscience that may be acquired by affiliates of Interscience pursuant to a warrant granted to Norman Baker, a director of Interscience and which may be offered for resale from time to time by, people named under "Selling Security Holders" on the NASD OTC Bulletin Board, where our common stock currently is traded, or in negotiated transactions, at prices and on terms then available.

        We will not receive any of the proceeds from the sale of our common stock (hereinafter, the "Securities") except that we will receive funds from the exercise of options or the warrant. We will pay all of the expenses associated with the registration of the Securities and this Prospectus. The Selling Security Holders will pay the other costs, if any, associated with any sale of the Securities.

        Our common stock is quoted on the NASD OTC Bulletin Board under the symbol "IEIC." On May 12, 2000, the last reported sale price per share of our common stock, as quoted on the over the counter market, was $4.00. We intend to apply for listing on The Nasdaq Stock Market.

        Our principal executive office is located at 600 Hampshire Road, Suite 105, Westlake Village, California 91361.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
                SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED
                     THESE SECURITIES. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.


                            ------------------------

                  THE DATE OF THIS PROSPECTUS IS MAY 12, 2000.

                                TABLE OF CONTENTS

Available Information..........................................................2
Incorporation by Reference.....................................................2
Risk Factors...................................................................3
Selling Security Holders.......................................................4
Use of Proceeds................................................................4
Plan of Distribution...........................................................4
Legal Matters..................................................................5
Experts........................................................................5
Position of the Commission Regarding Indemnification...........................5

                              AVAILABLE INFORMATION

        We have filed a registration statement on Form S-8 with the Securities and Exchange Commission under the Securities Act. This Prospectus omits some information and exhibits included in the registration statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C.

        We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports and other information with the Commission The reports and other information filed by us with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 11th floor, 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of that material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

                           INCORPORATION BY REFERENCE

        The following documents previously filed by us with the Commission are incorporated in this Prospectus by reference:

        (1) Our Annual Report on Form 10-KSB for the year ended September 30, 1999 which was filed with the Commission on January 13, 2000;

        (2) Our Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 1999 which was filed with the Commission on February 22, 2000;

        (3) Our Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1999 which was filed with the Commission on May 15, 2000; and

        (4) The description of our common stock contained in our registration statement under Section 12 of the Exchange Act of 1934 relating to our common stock, including any amendment or report filed for the purpose of updating such description.

        All reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold are incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports and documents.

        Copies of all documents which are incorporated by reference will be provided without charge to anyone to whom this Prospectus is delivered upon a written or oral request to Interscience Computer Corporation, 600 Hampshire Road, Suite 105, Westlake Village, California 91361, Attn: Corporate Secretary,
(805) 370-3100.

                                  RISK FACTORS

We have a limited operating history in the software business.

        Our company has been in business since 1983 and has been a publicly traded company since September 1993. In September 1999, we acquired the assets of Camino Software Systems, Inc., which resulted in our entering into a new line of business. All of our prior business divisions (high speed printer sales and service and consumable sales) have been sold or discontinued. Although we currently have a small amount of revenue from the recently acquired assets, we are starting a new business in a highly technical and competitive market, with new risks for investors and shareholders. Such risks relate to our potential inability to:

        -   acquire new customers;

        - complete successful implementation of our software applications in a manner that is scalable;

        - continue to offer new services that complement our existing offerings; and

        -   increase awareness of our brand.

        To address these risks, we must, among other things, implement and successfully execute our business strategy, continue to develop and upgrade our technology, provide superior customer service, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks or that our business strategy will be successful, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

Need for additional financing.

        We will require additional financing in order to expand our business. Our working capital requirements in the foreseeable future will depend on a variety of factors including our ability to implement our business plan. There can be no assurance that we will be able to successfully negotiate or obtain additional financing. Our ability to obtain additional capital will be dependent on market conditions, the national economy and other factors outside our control. If adequate funds are not available or are not available at acceptable terms, our ability to finance our expansion, develop or enhance services or products or respond to competitive pressures would be significantly limited. The failure to secure necessary financing will have a material adverse effect on our business, prospects, financial condition and results of operations.

If we are unable to adapt our products to rapidly changing technology, our reputation and our ability to grow our revenues could be harmed.

        The markets we serve are characterized by rapidly changing technology, evolving industry standards, emerging competition and the frequent introduction of new software. We cannot assure you that we will be able to enhance existing or develop new products that meet changing customer needs in a timely and cost-effective manner. Prolonged delays resulting from our efforts to adapt to rapid technological change, even if ultimately successful, could harm our reputation within our industry and our ability to grow our revenues.

We face significant competition from other providers of computer software.

        The markets for our computer software are characterized by intense competition and an increasing number of new market entrants who have developed or are developing potentially competitive products. Further, the cost barriers to these markets are relatively low, which means our competitors range from small companies with limited resources to large, more established companies. Some competitors, regardless of size, have substantially greater financial, technical, marketing, distribution, personnel and other resources. For example, current and future competitors with greater financial resources than us may be able to undertake more extensive marketing campaigns and adopt more aggressive pricing policies. It is possible that we may not have the resources to withstand these and other competitive forces.

Our earnings growth is dependent upon acceptance of our products and our ability to increase demand for data storage and management software products..

        Our earnings growth depends primarily upon market acceptance of our data storage and management software products. Our products may not be able to be successfully marketed or achieve customer acceptance, and we may be unable to increase demand for our product. Our strategy to increase our customer base includes investment in programs designed to heighten consumer awareness of our product and services.

If we do not successfully develop new products that keep pace with technology, our competitive position will be weakened.

        The market for our products is new and emerging, and is characterized by rapid technological advances, changing customer needs and evolving industry standards. Accordingly, our ability to realize our expectations will depend on our:

        - Ability to timely develop new software products that keep pace with developments in technology;

        - Ability to meet evolving customer requirements which are often difficult to predict; and

        - Success at enhancing our current product offerings and delivering those products through appropriate distribution channels.

        We may not be successful in developing and marketing, on a timely and cost-effective basis, enhancements to our software products or new products which respond to technological advances and satisfy increasingly sophisticated customer needs. If we fail to introduce new products, or if new industry standards emerge that we do not anticipate or adapt to, our software products could be rendered obsolete and our competitive position will be weakened.

Our business will suffer if our software development is delayed.

        Any failure to release new products and upgrades on time may result in:

        -   customer dissatisfaction;

        -   cancellation of orders;

        -   negative publicity;

        -   loss of revenue; or

        -   slower market acceptance.

We operate in a developing market with increasing participants.

        The market for computer software is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed products and services. It is possible that a single supplier may dominate one or more market segments. Additionally, there may be insufficient market acceptance of our products because the market for computer software changes rapidly.

We rely on key management personnel.

        Our performance is substantially dependent on the continued services and the performance of our senior management and other key personnel. Our performance also depends on our ability to retain and motivate our other officers and key employees. The loss of the services of any of our executive officers or other key employees could have a material adverse effect on our business, prospects, financial condition and results of operations. Our future success also depends on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial and marketing personnel. Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting and retaining such personnel. The failure to attract and retain the necessary technical, managerial and marketing personnel could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our business substantially depends upon the continued growth of the data storage and management software market.

        Our future revenue and profits, if any, substantially depend upon the continued growth and development of the data storage and management software market.

We could incur substantial costs defending our intellectual property from claims of infringement.

        The software industry is characterized by frequent litigation regarding copyright, patent, trademark and other intellectual property rights. We may be subject to future litigation based on claims that our own intellectual property rights are invalid. We expect that software product developers will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products overlaps. Claims of infringement could require us to re-engineer or rename our products or seek to obtain licenses from third parties in order to continue offering our products. These claims could also result in significant expense to us and the diversion of our management and technical resources, even if we ultimately prevail. Licensing or royalty agreements, if required, may not be available on terms acceptable to us or at all.

Our ability to become a data storage and management solution for any operating platform is not proven.

        The current product is marketed primarily to Novell customers who utilize the Novell operating system. While other operating systems may provide similar services, they are not likely to be close enough to allow direct porting of our programs to those platforms. Consequently, extending our product to other platforms will require us to allocate and devote significant resources. Such resources may be difficult and expensive to acquire. A more likely course of action will be to seek out existing technology in the other platforms that can be used as-is or modified to be integrated with our own existing technology. This course of action is associated with its own set of risks and challenges including the ability to: (1) find the right products, (2) integrate such products with our products in a timely fashion, (3) create the business relationships necessary to make such ventures economically and operationally feasible, and (4) obtain adequate capital to complete the acquisition of and integration of such technology.


                            SELLING SECURITY HOLDERS

        This Prospectus relates to possible sales by certain of our officers and directors of shares of our common stock purchased by them through the exercise of options of our common stock granted to them under our 2000 Stock Option Plan and the exercise by Norman Baker, a current director, of the warrant granted to him by our company. The following table sets forth the name and position of each prospective Selling Security Holder who is a director or executive officer of our company; the number of shares of common stock owned as of the date of this Prospectus, including shares which may be acquired pursuant to the exercise of outstanding options and warrants; the number of shares being offered and the number of shares and the percentage of all outstanding shares owned assuming the sale of all the shares covered by this Prospectus.


                                   Shares Beneficially     Number of      Shares Beneficially Owned
                                      Owned Prior to         Shares            After Offering (2)
                                      Offering (1)           Being        Number of
Name and Position                   Number      Percent     Offered         Shares       Percent(2)
-----------------                  ---------    -------    ---------      ---------      ----------
Walter Kornbluh (3)                1,245,200      17.0%     542,000         703,200         9.6%
Stephen Crosson (4)                  788,800      10.7%     348,000         440,800         6.0%
Norman Baker (5)                      85,000       1.2%      50,000          35,000          .5%
Executive Officers and
Directors as a group
(three persons)                    2,119,000      28.9%     940,000       1,179,000        16.1%

(1) As used herein, the term beneficial ownership is defined by Rule 13d.3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power and/or sole or shares investment power subject to community property laws where applicable.

(2) Based on 7,339,556 shares of our common stock outstanding as of May 1, 2000.

(3) Includes currently exercisable options to purchase (a) 300,000 shares from Renaissance Capital Growth & Income Fund III, Inc. ("RCC"); (b) 120,000 shares from Frank LaChapelle at $3.00 per share; (c) 112, 200 shares from La Jolla Cove Investors at $1.80 per share; (d) 92,000 shares from Interscience at $.56 per share; (e) 180,000 shares from the Company at $3.87 per share; (f) 90,000 shares from

Interscience at $5.00 per share; (g) 90,000 shares from Interscience at $6.50 per share; and (h) 90,000 shares from Interscience at $7.50 per share.

(4) Includes currently exercisable options to purchase (a) 200,000 shares from RCC at $2.00 per share; (b) 80,000 shares from Frank LaChapelle at $3.00 per share; (c) 74,800 shares from La Jolla Cove Investors at $1.80 per share; (d) 48,000 shares from Interscience at $.56 per share; (e) 120,000 shares from Interscience at $3.87 per share; (f) 60,000 shares from Interscience at $5.00 per share; (g) 60,000 shares from Interscience at $6.50; and (h) 60,000 shares from Interscience at $7.50 per share.

(5) Includes three year options to purchase 50,000 shares of our common stock at $1.00 per share.

                                 USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the Securities offered hereby, except that we will receive funds from the exercise of options or the warrant.

                              PLAN OF DISTRIBUTION

        We are registering the Securities on behalf of the Selling Security Holders. All costs, expenses and fees in connection with the registration of the Securities offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the Securities will be borne by the Selling Security Holders (or their donees or pledgees).

        The decision to sell any Securities is within the discretion of the holder, subject generally to our policies affecting the timing and manner of sale of common stock by our affiliates. There can be no assurance that any shares will be sold by Selling Security Holders.

        We anticipate that any sales of the shares offered by this Prospectus by Selling Security Holders will be made to the public on the NASD OTC Bulletin Board where our common stock currently is traded or on securities exchanges, through automated quotation systems or in other markets where our common stock may be traded, such as The Nasdaq Stock Market on which we intend to apply for listing, or in negotiated transactions. We anticipate that sales will be at prices current when the sales take place or at negotiated prices.

        The Selling Security Holders may effect transactions by selling Securities directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Security Holders and/or the purchasers of Securities for whom the broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        The Selling Security Holders and any broker-dealers that act in connection with the sale of Securities might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Securities against certain liabilities including liabilities arising under the Securities Act.

        Because Selling Securities Holders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Security Holders will be subject to the prospectus delivery requirements of the Securities Act.

        Selling Security Holders also may resell all or a portion of the Securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144. There is no present plan of distribution.

                                  LEGAL MATTERS

        Loeb & Loeb LLP has acted as our counsel in connection with this offering, including the validity of shares that may be offered by this prospectus. One of the partners of Loeb & Loeb LLP is the beneficial owner of 12,500 shares of our common stock.

                                     EXPERTS

        The financial statements of Interscience appearing in Interscience's Annual Report (Form 10-KSB) for the year ended September 30, 1999, have been audited by BDO Seidman, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of BDO Seidman, LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

              POSITION OF THE COMMISSION REGARDING INDEMNIFICATION

        Our Articles of Incorporation provide for indemnification of officers and directors.

        Insofar as indemnification for liabilities arising under the securities act might be permitted to directors, officers or persons controlling us under the provisions described above, we have been informed that in the opinion of the commission such indemnification is against public policy as expressed in the securities act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents previously filed by us with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated herein by reference:

        (a) Our Annual Report on Form 10-KSB for the year ended September 30, 1999 which was filed with the Commission on January 13, 2000.

        (b) Our Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 1999 which was filed with the Commission on February 22, 2000.

        (c) Our Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1999 which was filed with the Commission on May 15, 2000.

        (d) The description of our common stock contained in our registration statement filed with the Commission under Section 12 of the Exchange Act, as amended, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereunder have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.

        No description of the class of securities to be offered is required under this item because the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

        Loeb & Loeb LLP has acted as our counsel in connection with this offering, including the validity of shares that may be offered by this prospectus. One of the partners of Loeb & Loeb LLP is the beneficial owner of 12,500 shares of our common stock.

Item 6. Indemnification of Directors and Officers.

        Section 317 of the California Corporations Code allows for the indemnification of officers, directors, and corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Articles 4 and 5 of Interscience's Articles of Incorporation provide for indemnification of the directors, officers, employees and other agents to the extent and under circumstances permitted by the California Corporations Code.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

  Exhibit No.
  -----------
      4.1        2000 Stock Option Plan

      4.2        Warrant to Joel Weinberg

      4.3        Warrant to Steve Biegenzahn

      4.4        Service Agreement between Interscience and Dovel & Lunar, LLP

      4.5        Warrant issued to Barry Lederman

      4.6        Warrant issued to Neil Murvin

      4.7        Warrant issued to Chic Vitagliano

      4.8        Warrant issued to Joseph R. Mancuso

      4.9        Warrant issued to George Harmon

     4.10        Warrant issued to Norman Baker

      5.1        Opinion of Loeb & Loeb LLP (including consent)

     23.1        Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

     23.2        Consent of BDO Seidman, LLP

Item 9. Undertakings.

        (1) We undertake:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

               provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply to the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act and that are incorporated by reference in this registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering of those securities.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

        (2) We also undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westlake Village, California on May 12, 2000.

                                   Interscience Computer Corporation


                                   By: /s/ Walter Kornbluh
                                      ------------------------------------------
                                   Name: Walter Kornbluh, Chairman of the Board,
                                         President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



             Signature                           Title                Date
             ---------                           -----                -----
/s/ Walter Kornbluh                   Chairman of the Board,       May 12, 2000
-----------------------------         President and Chief
    Walter Kornbluh                   Executive Officer


/s/ Stephen Crosson                   Chief Operating Officer,     May 12, 2000
-----------------------------         Secretary, Treasurer and
    Stephen Crosson                   Principal Financial and
                                      Accounting Officer

/s/ Stephen Spector                   Director                     May 12, 2000
-----------------------------
    Stephen Spector

/s/ Norman Baker                      Director                     May 12, 2000
-----------------------------
    Norman Baker

/s/ Robert Pearson                    Director                     May 12, 2000
-----------------------------
    Robert Pearson

/s/ Kyo Paul Jhin                     Director                     May 12, 2000
-----------------------------
    Kyo Paul Jhin

                                  EXHIBIT INDEX
                                  -------------


  Exhibit No.                      Description
  -----------                      -----------
      4.1        2000 Stock Option Plan

      4.2        Warrant to Joel Weinberg

      4.3        Warrant to Steve Biegenzahn

      4.4        Service Agreement between Interscience and Dovel & Lunar, LLP

      4.5        Warrant issued to Barry Lederman

      4.6        Warrant issued to Neil Murvin

      4.7        Warrant issued to Chic Vitagliano

      4.8        Warrant issued to Joseph R. Mancuso

      4.9        Warrant issued to George Harmon

     4.10        Warrant issued to Norman Baker

      5.1        Opinion of Loeb & Loeb LLP (including consent)

     23.1        Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

     23.2        Consent of BDO Seidman, LLP